Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

TEWKSBURY, Mass. — January 29, 2009 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the fourth quarter and full year ended December 31, 2008. Net revenues for the fourth quarter of 2008 were $70.6 million, an increase of 40% from the fourth quarter of 2007. Net revenues for the full year ended December 31, 2008 were $254.1 million, up 74% from the year ended December 31, 2007.

Net income for the fourth quarter of 2008 was $17.5 million, or $0.24 per diluted share, compared to net income of $4.2 million, or $0.06 per diluted share, for the fourth quarter of 2007. Net income for the full year ended December 31, 2008 was $60.5 million, or $0.82 per diluted share, compared to net income of $11.5 million prior to allocations to preferred shareholders, which resulted in net income applicable to common shareholders of $0.12 per diluted share for the full year ended December 31, 2007. Fourth quarter 2008 results included $4.0 million of non-cash stock-based compensation expenses compared to similar expenses of $4.3 million in the fourth quarter of 2007. The results for the full year ended December 31, 2008 included $16.5 million of non-cash stock-based compensation expenses compared to similar expenses of $12.8 million for the full year ended December 31, 2007.

Excluding the impact of stock-based compensation and assuming preferred shares were converted as of the beginning of the applicable period, non-GAAP net income for the fourth quarter of 2008 was $21.6 million, or $0.29 per diluted share, and non-GAAP net income for the full year ended December 31, 2008 was $70.4 million, or $0.95 per diluted share, compared to a non-GAAP net income for the fourth quarter of 2007 of $8.4 million, or $0.11 per diluted share, and non-GAAP net income for the full year ended December 31, 2007 of $24.2 million, or $0.37 per share.

Operational Highlights

Highlights for the fourth quarter and full year 2008 included several key business initiatives and milestones. In the fourth quarter, the company:

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Announced that Bouygues Telecom, a leading mobile operator in France, is deploying Starent Networks’ intelligent multimedia core networking solutions to deliver services over its broadband Universal Mobile Telecommunications System (UMTS) network.

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Announced that Tatung InfoComm Corporation of Taiwan is deploying Starent Networks’ multimedia core platforms for Home Agent functionality with Access Service Network (ASN) Gateway capability in both its commercial and test WiMAX networks.

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Demonstrated its IMS and WiMAX solutions at the MultiService Forum’s Global MSF Interoperability (GMI) 2008, which is a multi-vendor event for emerging next-generation architectures that deliver converged services across wireless and wireline access networks.

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Participated in WiMAX World 2008 and exhibited a multi-band, interoperable WiMAX network utilizing open-standard interfaces in a joint demonstration with Airspan Networks and Fujitsu Network Communications.

For the year 2008, the company:

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Expanded its geographic footprint in the UMTS market with network solutions at various stages of deployment in twelve countries. Starent Networks also extended its leadership position in the CDMA market by adding new mobile operator customers in the Americas, China and India.

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Introduced its Serving GPRS Support Node (SGSN), a key element in 2G/3G GSM/UMTS multimedia core networks. The SGSN joins the Starent Gateway GPRS Support Node (GGSN) product to provide a more comprehensive UMTS packet core solution.

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Announced that Vodafone Germany selected Starent’s intelligent multimedia core solutions to deliver services over its broadband network. This deployment includes both intelligent GGSN and SGSN for its UMTS and High Speed Packet Access (HSPA) network.

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Announced solutions for the Fixed Mobile Convergence (FMC) market including its Femtocell Gateway and Security Gateway. These solutions allow subscribers to roam between existing secure networks and new unsecure networks, such as femtocell and WiFi.

Conference Call Information

Date:	January 29, 2009
Time:	5:00 p.m. Eastern time
Toll-free North America:	888-680-0893
International dial-in number:	617-213-4859
Passcode:	34448062
Live webcast:	Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference call through February 5, 2009. To access the replay, parties in the United States and Canada should call 888-286-8010 and parties outside of the United States and Canada should call 617-801-6888. The passcode for the replay is 22909134. An archived version of the webcast will be available until March 31, 2009 on the company’s website at http://ir.starentnetworks.com.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as UMTS, CDMA2000, WiFi and WiMAX. Starent Networks’ products have been deployed by over 85 mobile operators in more than 35 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

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Forward Looking Statements

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: our position in the multimedia core network platform market; our expected financial and operating results; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our revenue; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which are filed with the SEC. In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release. Starent Networks anticipates that subsequent events and developments will cause its views to change. However, while Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent Networks’ website at http://ir.starentnetworks.com.

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Starent® and the Starent logo are trademarks or registered trademarks of Starent Networks, Corp. in the United States and other countries.

Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$369,351	$223,987
Short-term investments	—	9,612
Accounts receivable	53,689	56,363
Inventories	48,734	29,638
Deferred tax assets, net	3,449	—
Prepaid expenses and other current assets	4,709	6,656

Total current assets	479,932	326,256
Property and equipment, net	29,632	20,452
Deferred tax assets, net	9,699	—
Other assets	8,011	1,955
Restricted cash	943	716

Total assets	$528,217	$349,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,042	$7,448
Accrued expenses	23,359	21,731
Accrued income taxes	1,945	1,075
Current portion of deferred revenue	141,726	52,733

Total current liabilities	176,072	82,987

Deferred revenue, net of current portion	10,959	10,670
Other long-term liabilities	2,985	783

Stockholders’ equity:
Common stock	70	68
Additional paid-in capital	371,655	348,917
Accumulated other comprehensive income	—	2
Accumulated deficit	(33,524)	(94,048)

Total stockholders’ equity	338,201	254,939

Total liabilities and stockholders’ equity	$528,217	$349,379

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenues:
Product	$59,784	$44,090	$216,281	$125,251
Service	10,835	6,520	37,795	20,546

Total revenues	70,619	50,610	254,076	145,797

Cost of revenues:
Product	11,277	10,888	39,974	29,064
Service	4,191	3,247	16,015	9,299

Total cost of revenues	15,468	14,135	55,989	38,363

Gross profit	55,151	36,475	198,087	107,434

Operating expenses:
Research and development	12,963	10,605	51,557	38,868
Sales and marketing	18,608	18,558	71,526	46,434
General and administrative	5,609	4,934	22,824	15,340

Total operating expenses	37,180	34,097	145,907	100,642

Income from operations	17,971	2,378	52,180	6,792

Other income, net	1,091	2,459	6,768	6,090

Income before income tax benefit (expense)	19,062	4,837	58,948	12,882
Income tax benefit (expense)	(1,555)	(677)	1,576	(1,413)

Net income	17,507	4,160	60,524	11,469
Accretion of redeemable convertible preferred stock	—	—	—	(3,445)
Income allocated to convertible preferred stock	—	—	—	(2,539)

Net income applicable to common stockholders	$17,507	$4,160	$60,524	$5,485

Net income per share applicable to common stockholders:
Basic	$0.25	$0.06	$0.87	$0.13
Diluted	$0.24	$0.06	$0.82	$0.12

Weighted-average shares used in computing net income per common share:
Basic	69,837	66,830	69,497	40,901
Diluted	73,814	73,570	74,252	47,044

Stock-based compensation included in the lines above:
Cost of revenues	$370	$362	$1,440	$782
Research and development	1,397	1,777	6,098	5,864
Sales and marketing	1,202	1,240	4,952	2,883
General and administrative	1,076	875	3,985	3,245

	$4,045	$4,254	$16,475	$12,774

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent Networks uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and certain income tax adjustments and to give effect to the conversion of preferred stock into common stock as of the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent Networks’ underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Gross profit
Total revenues	$70,619	$50,610	$254,076	$145,797
Total cost of revenues	15,468	14,135	55,989	38,363

Gross profit	$55,151	$36,475	$198,087	$107,434

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	370	362	1,440	782

Non-GAAP gross profit	$55,521	$36,837	$199,527	$108,216

Operating expenses:
Research and development	$12,963	$10,605	$51,557	$38,868
Sales and marketing	18,608	18,558	71,526	46,434
General and administrative	5,609	4,934	22,824	15,340

Total operating expenses	$37,180	$34,097	$145,907	$100,642

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,397	$1,777	$6,098	$5,864
Sales and marketing	1,202	1,240	4,952	2,883
General and administrative	1,076	875	3,985	3,245

Non-GAAP operating expenses:
Research and development	$11,566	$8,828	$45,459	$33,004
Sales and marketing	17,406	17,318	66,574	43,551
General and administrative	4,533	4,059	18,839	12,095

Non-GAAP operating expenses	$33,505	$30,205	$130,872	$88,650

Income from operations	$17,971	$2,378	$52,180	$6,792

Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	4,045	4,254	16,475	12,774

Non-GAAP income from operations	$22,016	$6,632	$68,655	$19,566

Income tax benefit (expense):
Income tax benefit (expense)	$(1,555)	$(677)	$1,576	$(1,413)

Adjustments to reconcile to Non-GAAP income tax benefit (expense):
Income tax benefit	—	—	(6,622)	—

Non-GAAP income tax benefit (expense)	$(1,555)	$(677)	$(5,046)	$(1,413)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
GAAP net income	$17,507	$4,160	$60,524	$11,469

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation (1)	4,045	4,254	16,475	12,774
Income tax benefit (2)	—	—	(6,622)	—

Non-GAAP net income	$21,552	$8,414	$70,377	$24,243

Non-GAAP net income per common share	$0.29	$0.11	$0.95	$0.37

Weighted-average shares used in computing net income per common share:
Diluted	73,814	73,570	74,252	47,044
Redeemable convertible preferred shares on an “as-converted” basis (3)	—	—	—	18,929

Non-GAAP diluted weighted-average shares	73,814	73,570	74,252	65,973

(1)	Adjustment for stock-based compensation expense. Stock-based compensation expense is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R) (SFAS 123(R)). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.
(2)	Income tax benefit from tax valuation allowance release. This refers to the recognition of an income tax benefit from the reversal of our tax valuation allowance on U.S. deferred tax assets that is no longer deemed necessary. There was no adjustment for the comparable period in 2007.
(3)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the applicable period. Convertible preferred shares were converted into common shares as of June 6, 2007, the effective date of our initial public offering. We believe investors prefer to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Contact:

Mark Donohue

Director, Investor Relations and Assistant Treasurer

Starent Networks, Corp.

978-863-3743